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                                                                    EXHIBIT 4.50

                                OPTION AGREEMENT

THIS OPTION AGREEMENT (this "Agreement") is entered into by and among the following parties (the "Parties") in Beijing, People's Republic of China (the "PRC") on February 28, 2005:

PARTY A:              KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.
Address:              Tengda Plaze, No.168 Xiwai Street, Haidian District,
                      Beijing
Legal Representative: Zhou Yunfan

PARTY B:              YANG YANG
Address:              407, No. 397 Guang An Men Wai Avenue, Xuanwu District,
                      Beijing

PARTY C:              WANG GUIJUN
Address:              No. A17, An De Li North Street, Dongcheng District,
                      Beijing

PARTY D:              WU LINGUANG
Address:              159-204, No.3 Fei Xi Road, Shushan District, Hefei

PARTY E:              BEIJING WIRELESS INTERACTIVE NETWORK TECHNOLOGIES CO.,
                      LTD.
Address:              E190, Jianli Hotel, No.B21Jiu Xian Qiao Road, Chaoyang
                      District, Beijing
Legal Representative: Yang Yang

WHEREAS

1.   Party A is a wholly foreign-owned enterprise incorporated in the PRC.

2. Party E is a limited liability company incorporated in the PRC with Party B, Party C and Party D as its shareholders and holds a license issued by relevant government authorities to hold the business permit to engage in telecommunications value-added services.

3. Party B, Party C and Party D (the "Authorizing Parties" or the "Shareholders of Party E") are the shareholders of Party E and own 40%, 30% and 30% equity interest in Party E respectively. Party B,

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     Party C and Party D have signed Share Transfer Agreements with Party E's original shareholders consideration who transferred their respective equity interest in Party E on 17 February 2005. The consideration for the equity interest transfer was paid by Party A.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   GRANT OF THE OPTION

1.1  Grant

     The Authorizing Parties hereby grant to Party A an option to purchase all their respective equity interest in Party E at the lower price between the lowest price permitted by PRC laws and the audited net asset value of Party E of the time when the option is exercised by Party A or its designated third party by installment or lump sum.

1.2  Term

     This Agreement shall take effect as of the date of execution by the parties hereto and shall remain in full force and effect until all of the equity interest held in Party E by Party e's Shareholders have been purchased by Party A subject to PRC laws.

2.   EXERCISE OF THE OPTION AND CLOSING

2.1  Timing of Exercise

     2.1.1 The Authorizing Parties agree unanimously that subject to PRC laws and regulations, Party A may exercise partly or fully the option anytime during the term of this Agreement.

     2.1.2 The Authorizing Parties agree unanimously that there is no limitation on the times for Party A to exercise the option, unless Party A has purchased all of the equity interest in Party E.


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     2.1.3 The Authorizing Parties agree unanimously that Party A may designate in its sole discretion any third party to exercise the option on its behalf, in which case Party A shall provide a prior written notice to the Authorizing Parties.

2.2  Presentation of the consideration from the exercise of the options

     The Authorizing Parties agree unanimously that Party A will present the consideration from the exercise of the options by Party A or its designated third party to Party E at no cost at all.

2.3  Transfer

     The Authorizing Parties agree unanimously that the option held by Party A under this Agreement may be transferred to a third party, which shall be deemed as a party to this Agreement and is entitled to exercise the option under terms of this Agreement, to enjoy the rights and assume the obligations of Party A under this Agreement.

2.4  Notice for the exercise of the Option

     To exercise the Option, Party A shall send a written notice to the Authorizing Parties 10 business days before the closing date (as defined below) and the followings shall be specified in the notice:

     2.4.1 The date of the effective closing of such purchase (a "Closing Date"), that is, the date on which an application is filed with the commercial and industrial administrative authorities for registration of the change in the equity interests;

     2.4.2 the name of the person in which the Equity Interest shall be registered;

     2.4.3 the amount of the Equity Interest to be purchased from the Authorizing Parties;

     2.4.4 means of payment; and


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     2.4.5 a power of attorney (applicable if a third party has been designated to exercise the Option)

     The Authorizing Parties hereto agree unanimously that Party A is entitled to designate a third party for the exercise of the Option at any time and select to register the Equity Interest in the name of a third party. The Authorizing Parties agree that as long as Party A or its designated third Party forward the request to exercise the Option, the Authorizing Parties shall execute the equity interest transfer agreement and other relevant documents in accordance with the notice and this Agreement within 10 business days from the receipt of such notice.

2.5  Closing

     On the Closing Date, Party A shall pay to the relevant Authorizing Parties the applicable purchase price for the Equity Interest as provided in
     Article 1.1 above. Party A and the Authorizing Parties shall provide any necessary assistance to Party [E] with respect to the registration of any change in the equity interest with the commercial and industrial administrative authorities.

3.   REPRESENTATIONS AND WARRANTIES

3.1  The Authorizing Parties hereby represent and warrant as follows:

     3.1.1 They have the full right and authority to enter into and perform this Agreement;

     3.1.2 The performance of the obligations hereunder does not violate any applicable laws, regulations and contracts, or require any government authorization or approval;

     3.1.3 There is no lawsuit, arbitration or other legal or administrative proceedings pending which, based on their knowledge, may possibly have material and adverse effects on the performance of this Agreement;


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     3.1.4 The Authorizing Parties will not create any pledge, debt or other third party rights on the equity interest in Party E and will not dispose the same to any third party by transferring, granting, pledging or any other means.

     3.1.5 There is no pledge, debt or other third party right in any form on the equity interest in Party E held by the Authorizing Parties.

     3.1.6 The option granted to Party A shall be exclusive and the Authorizing Parties shall not grant any option or similar right to other parties in any way.

3.2  Undertaking

     Considering that Party A or its designated third party will present the consideration from the exercise of the option to Party E, Party E hereby undertakes to Party A that it will bear all costs arising from the equity interest transfer, carry out all the formalities needed for Party A or its designated third party to become the shareholders of Party E. Such formalities include, but not limited to, assisting Party A in obtaining necessary approvals for the equity interest transfer from relevant government authorities (if any), the submission of the equity interest transfer agreements to the relevant administrative authorities for industry and commerce in order to amend the Articles of Association and the list of shareholders and make any other necessary changes.

4.   TAXES

     All taxes arising from the performance of this Agreement will be paid by Party E.

5.   BREACH OF AGREEMENT

5.1 Unless otherwise provided by this Agreement, a party is deemed as in breach of this Agreement if it fails to fully perform or suspends the performance of its obligations under this Agreement, and does not correct its wrongdoings within 30 days upon receipt of the notice by the other party, or its representations and warranties are not truthful.


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5.2  If one party violates this Agreement or its representations and warranties in this Agreement, the abiding party may notify the default party in writing, requesting it to correct its wrongdoings within 10 days from the receipt of the notice, take corresponding measures to effectively and timely avoid the damages and to resume the performance of this Agreement. If there are damages, the default party shall compensate the abiding party, so that the abiding party shall obtain all the rights and interest as to be received from the performance of the Agreement.

5.3 If either party breaches this Agreement, which causes the other party to bear any expenses, liabilities or suffer any losses (including not limited to the profit losses of the company), the default party shall compensate the abiding party with respect to such expenses, liabilities or losses (including not limited to the interests lost or paid due to the breach and attorney fees). The amount of the compensation shall equal the losses caused by such breach. The compensation shall include the interests to be received by the abiding party from performance of this Agreement, but shall not exceed the reasonable expectations of the Parties.

5.4 In case all the Parties breach this Agreement, the amounts of compensation shall be determined in accordance with the severity of their respective breaches.

6.   GOVERNING LAW AND DISPUTE SETTLEMENT

6.1  Governing Laws

     This Agreement shall be governed by the PRC laws, including but not limited to the execution, performance, effect and interpretation of this Agreement.

6.2  Friendly Consultation

     The Parties shall settle any dispute regarding the interpretation or performance of this Agreement through friendly consultation or mediation by a third party. Any dispute that cannot be resolved through such consultation or mediation shall be submitted to the arbitration authority for arbitration within 30 days from the commencement of such discussions.


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6.3  Arbitration

     Any dispute in connection with this Agreement shall submitted to China International Trade Arbitration Committee for arbitration in accordance with its arbitration rules. The arbitration award shall be final and binding on all the Parties to this Agreement.

7    CONFIDENTIALITY

7.1  Confidential Information

     This Agreement and the Annexes hereof shall be kept confidential. No Party shall disclose any information on this Agreement to any third party (except for the part agreed upon by the Parties with a prior written agreement). Each Party's obligations under this clause shall survive after the termination of this Agreement.

7.2  Exceptions

     If a disclosure is explicitly required by law, any courts, arbitration tribunals, or administrative authorities, such a disclosure by any Party shall not be deemed as a violation of Article 7.1 above.

8.   MISCELLANEOUS

8.1  Entire agreement

     This Agreement constitutes the entire agreement and understanding among the Parties in respect of the subject matter hereof and supersedes all the prior discussions, negotiations and agreements among them. This Agreement shall only be amended by a written instrument signed by all the Parties. The Annexes attached hereto shall constitute an integral part of this Agreement and shall have the same legal effect as this Agreement.

8.2  Notices


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     Any notices or other correspondences among the Parties in connection with the performance of this Agreement shall be in writing and be delivered in person, by registered mail, prepaid mail, recognized express mail or facsimile to the following correspondence addresses:

PARTY A:   KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.
Address:   Tengda Plaze, No.168 Xiwai Street, Haidian District, Beijing
Fax:       +86 01 88575900
Tele:      +86 01 88576000
Addressee: Zhou Yunfang

PARTY B:   YANG YANG
Address:   407, No. 397 Guang An Men Wai Avenue, Xuanwu District, Beijing
Fax:       +86 01 88575900
Tele:      +86 01 88576000
Addressee: ______________________________

PARTY C:   WANG GUIJUN
Address:   No. A17, An De Li North Street, Dongcheng District, Beijing
Fax:       +86 01 88575900
Tele:      +86 01 88576000

PARTY D:   WU LINGUANG
Address:   159-204, No.3 Fei Xi Road, Shushan District, Hefei
Fax:       +86 01 88575900
Tele:      +86 01 88576000
Addressee: Wu Linguang

PARTY E:   BEIJING WIRELESS INTERACTIVE NETWORK TECHNOLOGIES CO., LTD.
Address:   E190, Jianli Hotel, No.B21Jiu Xian Qiao Road, Chaoyang District,
           Beijing
Fax:       +86 01 88575900
Tele:      +86 01 88576000


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Addressee: Yang Yang

     8.2.1 Notices and correspondences shall be deemed to have been effectively delivered:

          8.2.2.1 at the exact time displayed in the corresponding transmission record, if delivered by facsimile, unless such facsimile is sent after 5:00 pm or on a non-business day in the place where it is received, in which case the date of receipt shall be deemed to be the following business day;

          8.2.2.2 on the date that the receiving Party signs for the document, if delivered in person (including express mail);

          8.2.2.3 on the fifteenth (15th ) day after the date shown on the registered mail receipt, if sent by registered mail;

     8.2.4 Binding Force

          This Agreement shall be binding on the Parties.

8.3  Language and Counterparts

     This Agreement shall be executed in 5 originals in Chinese, with each party holding one copy.

8.4  Days and Business Day

     A reference to a day herein shall mean a calendar day. A reference to a business day herein shall mean any day from Monday through Friday in a week.

8.5  Headings


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     The headings contained herein are inserted for reference purposes only and shall not affect the meaning or interpretation of any part of this Agreement.

8.6  Unspecified Matters

     Any matter not specified in this Agreement shall be handled through discussions among the Parties and resolved in accordance with the PRC laws.


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PARTY A: KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.


Authorized Representative:
                           ---------------------------

PARTY B: YANG YANG


Signature:
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PARTY C: WANG GUIJUN


Signature:
           ---------------------------

PARTY D: WU LINGUANG


Signature:
           ---------------------------

PARTY E: BEIJING WIRELESS INTERACTIVE NETWORK TECHNOLOGIES CO., LTD.


Authorized Representative:
                           ---------------------------


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